EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


           We consent to the incorporation by reference in this registration statement on Form S-3 of The Estee Lauder Companies Inc. of our report dated August 9, 2002, with respect to the consolidated balance sheet of The Estee Lauder Companies Inc. as of June 30, 2002 and the related consolidated statements of earnings, stockholders' equity and comprehensive income and cash flows for the year ended June 30, 2002 and our separate report dated August 9, 2002 with respect to the related financial statement Schedule II, which reports appear in the June 30, 2002, annual report on Form 10-K of The Estee Lauder Companies Inc.

           Our report covering the fiscal 2002 financial statements refers to a change in accounting for goodwill and intangible assets and to our audit procedures with respect to the disclosures added to revise the fiscal 2001 and 2000 consolidated financial statements, as more fully described in note 2 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the fiscal 2001 and 2000 consolidated financial statements other than with respect to such disclosures.


                                                     /s/ KPMG LLP
                                                     ---------------------------
                                                     KPMG LLP

New York, New York
March 28, 2003